EXHIBIT 10.6


NORWEST BANK MINNESOTA NORTH,                                 RESTATED TERM LOAN
NATIONAL ASSOCIATION                                        AND CREDIT AGREEMENT

================================================================================

THIS RESTATED TERM LOAN AND CREDIT AGREEMENT (the "Agreement") dated as of November 20, 1997 (the "Effective Date") is between Norwest Bank Minnesota North, National Association (the "Bank") and Industrial Rubber Applicators, Inc. (the "Borrower").

BACKGROUND

The Borrower and the Bank entered into a Term Loan and Credit Agreement dated August 19, 1996, which was amended by a First Amendment dated May 28, 1997 and a Second Amendment dated August 1, 1997 (as amended, the "Previous Agreement"), pursuant to which the Bank extended to the Borrower the following facilities which remain in existence 1) a $1,000,000.00 conditional revolving line of credit (the "Line"), and 2) a $1,000,000.00 term loan (the "Term Loan. (sic) Borrowings under the Line are evidenced by a revolving note dated August 1, 1997 (the "Existing Revolving Note") and borrowings under the Term Loan are evidenced by a term note dated August 19, 1996 (the "1996 Term Note").

The Borrower has requested that the Bank: 1) extend the expiration date of the Line from September 30, 1997 to due on DEMAND; 2) increase the amount of credit available under the Line to $1,500,000.00; and renew the Term Loan.

The Bank is agreeable to meeting the Borrower's requests, provided that the Borrower agrees to the terms and conditions of this Agreement.

For purposes of this Agreement, the Revolving Note (as defined below) and the Term Note shall collectively be referred to as the "Notes."

The Notes, this Agreement, and all "Security Documents" described in Exhibit B shall be referred to collectively as the "Documents."

In consideration of the above premises, the Bank and the Borrower agree as follows:

1.       LINE OF CREDIT

1.1 LINE OF CREDIT AMOUNT. The Bank agrees to provide a conditional revolving line of credit (the "Line") to the Borrower until such time that the Bank in its discretion terminates the Line. Outstanding amounts under the Line shall not, at any one time, exceed the lesser of the Borrower Base or ONE MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($1,500,000.00). The Borrowing Base is defined in Exhibit A-1 to this Agreement. THIS IS A CONDITIONAL REVOLVING LINE OF CREDIT, AND EACH ADVANCE UNDER THE LINE, IF MADE, SHALL BE AT THE SOLE DISCRETION OF THE BANK.

1.2 THE REVOLVING NOTE. The Borrower's obligation to repay advances under the Line shall be evidenced by a single promissory note (the "Revolving Note") dated as of the Effective Date, and in form and content acceptable to the Bank. The Revolving Note shall replace, but not be deemed to satisfy, the Existing Revolving Note. The initial balance of the

         Revolving Note shall be the outstanding balance of the Existing Revolving Note as of the Effective Date. Reference is made to the Revolving Note for interest rate and repayment terms.

1.3 MANDATORY PREPAYMENT. If at any time the principal outstanding under the Revolving Note exceeds the lesser of the Borrowing Base or $1,500,000.00, the Borrower must immediately prepay the Revolving Note in an amount sufficient to eliminate the excess.

2.       THE TERM LOAN

         The Bank has previously provided the term Loan to the Borrower in the original principal amount of ONE MILLION AND 00/100 DOLLARS ($1,000,000.00) as evidenced by the 1996 Term Note. The Term Note has matured and the Bank has agreed to meet the Borrower's request that the Term Loan be renewed in the amount of $ 388,826.32 , which represents the unpaid principal amount as of the Effective Date.

         The Borrower shall execute and deliver to the Bank as of the Effective Date a new term note the ("Term Note"), (sic) which shall replace, but not satisfy, the 1996 Term Note. Reference is made to the Term Note for interest rate and repayment terms.

3.       FEES AND EXPENSES

3.1 FACILITY FEE. The Borrower shall pay an annual $1,500.00 facility fee with respect to the Line. This fee shall be paid annually in advance, beginning on the Effective Date.

3.2 AUDIT EXPENSE. The Borrower agrees to reimburse the Bank for the cost of periodic audits of all collateral granted to the Bank by the Borrower, to be conducted as such intervals as the Bank may reasonably require.

3.3 DOCUMENTATION EXPENSE. The Borrower agrees to reimburse the Bank for its reasonable expenses relating to the preparation of the Documents and any possible future amendments to the Documents, which reimbursement may include, but shall not be limited to, reimbursement of reasonable attorneys' fees, including the allocated costs of the Bank's in-house counsel. Despite such reimbursement the Borrower acknowledges that the Bank's counsel is engaged solely to represent the Bank and does not represent the Borrower.

3.4 COLLECTION EXPENSE. In the event the Borrower fails to pay the Bank any amounts due under this Agreement or under the Documents, the Borrower shall pay all costs of collection, including reasonable attorneys' fees and legal expenses incurred by the Bank.

3.5 MISCELLANEOUS EXPENSE. The Borrower agrees to reimburse the Bank for its expenses incurred in perfecting any security interest in property granted by the Borrower to the Bank.

4.       ADVANCES AND PAYMENTS

4.1 REQUESTS FOR ADVANCES. Any Line advance requested under the terms of this Agreement shall be requested by telephone or in a writing delivered to the Bank (or transmitted via facsimile) by any person reasonably believed by the Bank to be authorized by the Borrower to do so. The Bank will not consider any such request following an event which is, or with notice or the lapse of time would be, an event of default under this Agreement. Proceeds shall be deposited into the Borrower's account at the Bank or disbursed in such other manner as the parties may agree.

4.2 PAYMENTS. All principal, interest and fees due under the Documents shall be paid in immediately available funds as contracted in this Agreement and no later than the payment due date set forth in the statement mailed to the Borrower by the Bank. Should a payment come due on a day other than a day on which the Bank is open for substantially all of its business (a "Banking Day"), then the payment shall be made no later than the next Banking Day and interest shall continue to accrue during the extended period.

5.       SECURITY

         During the time period that credit is available under this Agreement, and afterward until all amounts due under the Documents are paid in full, unless the Bank shall otherwise agree in writing, all amounts due under this Agreement and the Documents shall be secured at all times as provided in Exhibit B. The Borrower also hereby grants the Bank a security interest (independent of the Bank's right of set-off) in its deposit accounts at the Bank and in any other debt obligations of the Bank to the Borrower.

6.       CONDITIONS PRECEDENT

         The Borrower must deliver to the Bank the documents described in Exhibit B, properly executed and in form and content acceptable to the Bank, prior to the Bank's initial advance or disbursement under this Agreement. The Borrower must also deliver to the Bank, prior to the initial advance and any subsequent line advances under this Agreement, a Borrowing Base Certificate in the form of Exhibit A-2, at the intervals provided in Section 8.1(c).

7.       REPRESENTATIONS AND WARRANTIES

         To induce the Bank to enter into this Agreement, the Borrower, to the best of its knowledge and upon due inquiry, makes the representations and warranties contained in Exhibit C. Each request for an advance or a disbursement under this Agreement following the Effective Date constitutes a reaffirmation of these representations and warranties.

8.       COVENANTS

8.1      FINANCING INFORMATION AND REPORTING

         Except as otherwise stated in this Agreement, all financial information provided to the Bank shall be compiled using generally accepted accounting principles consistently applied.

         During the time period that credit is available under this Agreement, and afterward until all amounts due under the Documents are paid in full, unless the Bank shall otherwise agree in writing, the Borrower agrees to:

(a) Annual Financial Statements. Provide the Bank within 90 days of the Borrower's fiscal year end, the Borrower's annual financial statements. The statements must be reviewed by a certified public accountant acceptable to the Bank.

(b) Interim Financial Statements. Provide the Bank within 15 days of each month end, the Borrower's company prepared financial statements for the interim period then ending, including a breakout of the Borrower's Utah operations, and combined balance sheet. The statements must be current through the end of that period and must be certified as correct by an officer of the Borrower in form acceptable to the Bank.

(c) Borrowing Base Certificate. Upon the Bank's request, provide the Bank within 15 days of the Bank's request, a Borrowing Base Certificate in the form of Exhibit A-2, current through the end of that period and certified as correct by an officer of the Borrower acceptable to the Bank. At the time of each request for an advance under this Agreement following the Effective Date, the Borrower shall deliver to the Bank a new Borrowing Base Certificate, current as of the date of the requested advance.

(d) Accounts Receivable Aging. Provide the Bank concurrently with each Borrowing Base Certificate, an accounts receivable aging report, in form acceptable to the Bank, current through the end of that period and certified as correct by an officer of the Borrower acceptable to the Bank.

(e) Inventory List. Provide the Bank concurrently with each Borrowing Base Certificate, an inventory list in form acceptable to the Bank, current through the end of that period and certified as correct by an officer of the Borrower acceptable to the Bank.

(f) Guarantor Financial Statements. Provide the Bank within 30 days of each calendar year end the updated personal financial statement of Daniel O. Burkes (the "Guarantor").

(g) Guarantor Income Tax Return. Provide the Bank within 30 days of filing, copies of the current federal income tax return of the Guarantor.

(h) Notices of Default. Provide the Bank prompt written notice of: 1) any event which has or might after the passage of time or the giving of notice, or both, constitute an event of default under any of the Documents; 2) any future event that would cause the representations and warranties contained in this Agreement to be untrue when applied to the Borrower's circumstances as of the date of such event; 3) its discovery of any unpermitted release, emission, discharge or disposal of any material or environmental concern; or 4) its receipt of a claim from any governmental entity or third party alleging noncompliance with environmental laws applicable to its operations or properties.

(i) Additional Information. Provide the Bank with such other information as it may reasonably request, and permit the Bank to visit and inspect its properties and examine its books and records.

8.2      FINANCIAL COVENANTS

         During the time period that credit is available under this Agreement, and afterward until all amounts due under the Documents are paid in full, unless the Bank shall otherwise agree in writing, the Borrower agrees to comply with the financial covenants described below, which shall be calculated using generally accepted accounting principles consistently applied, except as they may be otherwise modified by the following capitalized definitions:

(a) Total Liabilities to Tangible Net Worth Ration. Maintain a ratio of total liabilities to Tangible Net Worth of less than 3.0 to 1.0 as of December 31, 1997.

         "Tangible Net Worth" means total assets less total liabilities and less the following types of assets: (1) leasehold improvements; (2) receivables and other investments in or amounts due from any shareholder, director, officer, employee or other person or entity related to or affiliated with the Borrower; (3) goodwill, patents, copyrights, mailing lists, trade names, trademarks, servicing rights, organizational and franchise costs, bond underwriting costs and other like assets properly classified as intangible.

(b) Current Ratio. Maintain a ratio of Current Assets to Current Liabilities of at least 1.2 to 1.0 as of December 31, 1997.

         "Current Assets" means current assets less receivables and investment in or other amounts due from any shareholder, director, officer, employee or any person or entity related to or affiliated with the Borrower.

         "Current Liabilities" means current liabilities less any portion of such current liabilities that constitute Subordinated Debt.

(c) Debt Service Coverage Ratio. Maintain a ratio of Traditional Cash Flow to Current Maturities of Long Term Debt of at least 1.5 to 1.0 as of December 31, 1997.

         "Current Maturities of Long Term Debt" means that portion of the Borrower's long term debt and capital leases payable within 12 months of the determination date.

8.3      OTHER COVENANTS

         During the time period that credit is available under this Agreement, and afterward until all amounts due under the Documents are paid in full, unless the Bank shall otherwise agree in writing, the Borrower agrees to:

(a)      Additional Borrowings. Refrain from incurring any indebtedness except:

         (1)      trade credit incurred in the ordinary course of business;

         (2) indebtedness expressly subordinated to the Bank in a writing acceptable to the Bank; and

         (3) indebtedness in existence on the date of this Agreement and disclosed in advance to the Bank in writing.

(b) Other Liens. Refrain from allowing any security interest or lien on property it owns now or in the future or assign any interest that it may have in any assets or subordinate any rights that it may have in any assets now or in the future, except:

         (1)      liens in favor of the Bank;

         (2) liens outstanding on the date of this Agreement and disclosed in advance to the Bank in writing; and

         (3) liens for taxes not delinquent or which the Borrower is contesting in good faith.

(c) Insurance. Cause its properties to be adequately insured by a reputable insurance company against loss or damage and to carry such other insurance (including business interruption, flood, or environmental risk insurance) as is required of or usually carried by persons engaged in the same or similar business. Such insurance must, with respect to the Bank's collateral security, include a lender's loss payable endorsement in favor of the Bank in form acceptable to the Bank.

(d)      Dividends. Refrain from:

         (1)      declaring or paying any dividends on any of its capital stock;
                  or

         (2) purchasing, redeeming or otherwise acquiring any of its capital stock, except cash dividends totaling less than 50% of the Borrower's after-tax net income during any fiscal year.

(e) Change of Ownership. Refrain from permitting or suffering any change, direct or indirect, in its capital ownership.

(f) Change in Management. Refrain from permitting or suffering any material change in its management personnel or management structure.

(g) Collateral Audits. Permit the Bank to conduct audits of all collateral pledged to the Bank by the Borrower at such intervals as the Bank may reasonably required. The audits may be performed by employees of the Bank or independent contractors retained by the Bank.

(h) Nature of Business. Refrain from engaging in any line of business materially different from that presently engaged in by the Borrower.

(i) Key Man Life Insurance. Maintain insurance on the life of Daniel O. Burke (sic) with a minimum death benefit of $1,000,000.00. Such insurance must be issued by a reputable and solvent insurance company and the right to receive proceeds from the policy must be assigned to the Bank and the assignment consented to by the Bank.

(j) Guaranties. Refrain from assuming, guaranteeing, endorsing or otherwise becoming contingently liable for any obligations of any other person, except for those guaranties outstanding as of the Effective Date and disclosed to the Bank in writing.

(k) Deposit Accounts. Maintain its principal deposit accounts with the Bank.

(l) Form of Organization and Mergers. Refrain from changing its legal form of organization, or consolidating, merging, pooling, syndicating or otherwise combining with any other entity.

(m) Maintenance of Properties. Make all repairs, renewals or replacements necessary to keep its plant, properties and equipment in good working condition.

(n) Books and Records. Maintain adequate books and records, refrain from making any material changes in its accounting procedures for tax or other purposes, and permit the Bank to inspect same upon reasonable notice.

(o) Compliance with Laws. Comply in all material respects with all laws applicable to its form of organization, business, and the ownership of its property.

(p) Preservation of Rights. Maintain and preserve all permits, licenses, rights, privileges, charters and franchises that it now owns.

         These covenants were negotiated by the Bank and Borrower based on information provided to the Bank by the Borrower. A breach of a covenant is an indication that the risk of the transaction has increased. As consideration for any waiver or modification of these covenants, the Bank may require: additional collateral, guaranties or other credit support; higher fees or interest rates; and possible modifications to the Documents and the monitoring of the Agreement. The waiver or modification of any covenant that has been violated by the Borrower shall be made at the sole discretion of the Bank. These options do not limit the Bank's right to exercise its rights under
         Section 9 of this Agreement.

9.       EVENTS OF DEFAULT AND REMEDIES

9.1      DEFAULT

         The Line is a conditional line of credit, which means that the Bank is not obligated to make advances under the Line even if the Borrower is in compliance with the terms of this Agreement, and the Revolving Note evidencing borrowings under the Line shall be payable by the Borrower upon DEMAND by the Bank.

         Despite this reservation of rights, upon the occurrence of any one or more of the following events of default, or at any time afterward unless the default has been cured, the Bank may declare the Line to be terminated and in its discretion accelerate and declare the unpaid principal, accrued interest and all other amounts payable under the Notes and the Documents to be immediately due and payable:

(a) Failure by the Borrower to make any payment of principal or interest due under any of the Notes which continues for 10 days after its due date.

(b) Default by the Borrower in the observance or performance of any covenant or agreement contained in this Agreement, and continuance for more than 15 days.

(c) Default by the Borrower in the observance or performance of any covenant or agreement contained in any of the Documents (excepting this Agreement), after giving effect to any applicable grace period.

(d) Default by the Borrower with respect to any indebtedness or obligation owed to the Bank, which is unrelated to any loan or facility subject to the terms of this Agreement, or to any other creditor, which would allow the maturity of any such indebtedness or obligation to be accelerated.

(e) Any representation or warranty made by the Borrower to the Bank in the Agreement, or any financial statement or report submitted to the Bank by or on behalf of the Borrower or the Guarantor before or after the Effective Date of this Agreement is untrue or misleading in any material respect.

(f) Any litigation or governmental proceeding against the Borrower seeking an amount in excess of $100,000.00 which is not insured or subject to indemnity by a solvent third party either 1) results in a judgment equal to in excess of that amount against the Borrower or 2) remains unresolved on the 270th day following the date of service on the Borrower.

(g) A garnishment, levy or writ of attachment, or any local, state, or federal notice of tax lien or levy is made or issued against the Borrower, or any post judgment process or procedure is commenced or any supplementary remedy for the enforcement of a judgment is employed against the Borrower or the Borrower's property.

(h) The Guarantor dies or attempts to revoke his Guaranty, or becomes insolvent or is the subject of a voluntary or involuntary petition under the United States Bankruptcy Code.

(i) A material adverse change occurs in the Borrower's financial condition or ability to repay its obligations to the Bank.

9.2      IMMEDIATE DEFAULT

         If, with or without the Borrower's consent, a custodian, trustee or receiver is appointed for any of the Borrower's properties, or if a petition is filed by or against the Borrower under the United States Bankruptcy Code, or the Borrower is dissolved, liquidated, or winds up its business, then the Line shall immediately terminate without notice, and the unpaid principal, accrued interest, and all other amounts payable under the Notes and the Documents shall become immediately due and payable without notice or demand.

9.3      SUPPLEMENTARY CROSS DEFAULT OF OTHER PROMISSORY NOTES

         The Borrower agrees that each promissory note evidencing indebtedness of the Borrower to the Bank which is not included in the definition of "Notes" stated on the first page of this Agreement or which is not otherwise documented in this Agreement, and regardless of whether delivered before or after the Effective Date, shall hereby be amended on a supplementary basis to provide that each such promissory note may be accelerated by the Bank in its discretion following the occurrence of any event of default agreed to in Section 9.1, or shall be accelerated and become immediately due and payable without notice by the Bank following the occurrence of any event of default agreed to in
         Section 9.2, which
         events of default and rights of acceleration are in addition to, and not exclusive of, any events of default and rights of acceleration agreed to in the promissory note itself.

10.      MISCELLANEOUS.

(a) No Waiver; Cumulative Remedies. No failure or delay by the Bank in exercising any rights under this Agreement shall be deemed a waiver of those rights. The remedies provided for in the Agreement are cumulative and no exclusive of any remedies provided by law.

(b) Amendment or Modifications. Any amendment or modification of this Agreement must be in writing and signed by the Bank and Borrower. Any waiver of any provision in this Agreement must be in writing and signed by the Bank.

(c) Binding Effect; Assignment. This Agreement and the Documents are binding on the successors and assigns of the Borrower and Bank. The Borrower may not assign its rights under this Agreement and the Documents without the Bank's prior written consent. The Bank may sell participations in or assign this Agreement and the Documents and exchange financial information about the Borrower with actual or potential participants or assignees.

(d) Minnesota Law. This Agreement and the Documents shall be governed by the substantive laws of the State of Minnesota.

(e) Severability of Provisions. If any part of this Agreement or the Documents are unenforceable, the rest of this Agreement or the Documents may still be enforced.

(f) Integration. This Agreement and the Documents describes the entire understanding and agreement of the parties and supersedes all prior agreements between the Bank and the Borrower relating to each credit facility subject to this Agreement, whether verbal or in writing.

Address for notices to Bank:              Address for notices to Borrower:

Norwest Bank Minnesota North,
  National Association                    Industrial Rubber Applicators, Inc.
301 East Howard Street                    3804 East Beltline
Hibbing, Minnesota 55746                  Hibbing, Minnesota 55746

Attention: Timothy J. Gargano,            Attention: Daniel O. Burkes, President
           Vice President


NORWEST BANK MINNESOTA NORTH,
  NATIONAL ASSOCIATION                    INDUSTRIAL RUBBER APPLICATORS, INC.

BY:                                       BY:
   -----------------------------------       -----------------------------------
    TIMOTHY J. GARGANO, VICE PRESIDENT        DANIEL O. BURKES, PRESIDENT

                                   EXHIBIT A-1

                            BORROWING BASE DEFINITION


Borrowing Base means the sum of 75% of Eligible Accounts Receivable (as defined below) plus 50% of Eligible Inventory (as defined below).

Eligible Accounts Receivable means all accounts receivable of the Borrower except those which are:

        1)  Greater than 90 days past the invoice date.
        2) Due from an account debtor, 10% or more of whose accounts owed to the Borrower are more than 90 days past the invoice date.
        3)  Subject to offset or dispute.
        4) Due from an account debtor who is subject to any bankruptcy proceeding.
        5) Owed by a shareholder, subsidiary, affiliate, officer or employee of the Borrower.
        6) Not subject to a perfected first lien security interest in favor of the Bank.
        7) Due from an account debtor located outside the United States and Canada and not supported by a standby letter of credit acceptable to the Bank.
        8)  Due from a unit of government, whether foreign or domestic.
        9) Otherwise deemed ineligible by the Bank in its reasonable discretion.


Eligible Inventory means all raw materials gum rubber inventory of the Borrower, at the lower of cost or market as determined by generally accepting (sic) accounting principals.

                                   EXHIBIT A-2

                       INDUSTRIAL RUBBER APPLICATORS, INC.
                           BORROWING BASE CERTIFICATE

TO:     Norwest Bank Minnesota North,
          National Association
        301 East Howard Street
        Hibbing, Minnesota 55746
        (the "Bank")

         Industrial Rubber Applicators, Inc. (the "Borrower") certifies that the following computation of the Borrowing Base was performed as of ________________ in accordance with the Borrowing Base definitions set forth in Exhibit A-1 to the Restated Term Loan and Credit Agreement entered into between the Bank and the Borrower dated November 20, 1997:

Total A/R                                 $
                                          ---------------------

         Less:  1) Greater than 90 days   $
                                          ---------------------

                2) Other ineligibles      $
                                          ---------------------

         Eligible A/R                     $
                                          ---------------------

         75% of Eligible Accts. Receivable                 $
                                                           =====================

Total Inventory                           $
                                          ---------------------

         Less:  Ineligible Inventory      $
                                          ---------------------

         Eligible Inventory               $
                                          ---------------------

         50% of Eligible Inventory                         $
                                                           =====================

         Total Borrowing Base                              $
                                                           =====================

         Total Line Outstandings (sic)                            ($           )
                                                                   ============

         Excess (Deficit)                                  $
                                                           =====================

INDUSTRIAL RUBBER APPLICATORS, INC.

BY:
   ----------------------------------

ITS:
    ---------------------------------

DATE:
     --------------------------------

                                    EXHIBIT B

                        CONDITIONS PRECEDENT AND SECURITY


PLEASE NOTE: This Exhibit describes each Note, Security Document, Authorizations
(sic), Organizational Documents (sic), and all miscellaneous documents, reports, certificates and other information required as a condition to each advance or disbursement under the Agreement, whether or not they have previously been delivered to the Bank. PLEASE REFER TO THE CLOSING CHECKLIST FOR A COMPLETE DESCRIPTION OF WHICH OF THE FOLLOWING DOCUMENTS REMAIN TO BE DELIVERED TO THE BANK.

NOTE

The Revolving Note and the Term Note.

SECURITY DOCUMENTS

Each Security Document described below must continue in full force and effect at all times in accordance with its terms during the time period that credit is available under this Agreement, and afterward until all amounts due under the Documents are paid in full. THE FAILURE OF ANY SECURITY DOCUMENT TO MEET THESE REQUIREMENTS MAY RESULT IN AN EVENT OF DEFAULT UNDER THE AGREEMENT AND THE ACCELERATION OF ALL OF THE BORROWER'S OBLIGATIONS TO THE BANK EVIDENCED BY THE DOCUMENTS.

Personal Guaranty of Daniel O. Burkes. The unlimited, unconditional personal Guaranty of Daniel O. Burkes.

Security Agreement of Industrial Rubber Applicators, Inc. A Security Agreement signed by the Borrower, granting the Bank a first lien security interest in the Borrower's accounts, inventory, equipment and general intangibles, described in that Agreement, together with one or more UCC-1 Financing Statements sufficient to perfect the security interest granted to the Bank in each jurisdiction where such property is located.

Assignment of Life Insurance Policy of Daniel O. Burkes. An Assignment of Life Insurance Policy signed by Daniel O. Burkes, assigning to the Bank a 1,000,000.00 (sic) life insurance policy owned by Daniel O. Burkes, and issued by Valley Forge Life Insurance Company, insuring the life of Daniel O. Burkes, together with a Life Insurance Assignment Questionnaire to be completed by the issuer of the policy.

AUTHORIZATION

Certificate of Authority of Borrower. A Certificate of Authority executed by such person or persons authorized by the Borrower's organizational documents and/or agreements to do so, certifying the incumbency and signatures of the officers or other persons authorized to execute the Documents, and authorizing the execution of the Documents and performance in accordance with their terms.

ORGANIZATION

Articles of Incorporation and By-Laws. A recently certified copy of the Borrower's Articles of Incorporation and By-laws, and any amendments, if applicable.

Certificate of Good Standing. A recently certified copy of the Borrower's Certificate of Good Standing.

OTHER

Arbitration Agreement. The Bank's standard form of Arbitration Agreement signed by the Bank and Borrower, subjecting potential controversies between them to binding arbitration, including but not limited to those relating to the Documents and this Agreement.

                                    EXHIBIT C

                         REPRESENTATIONS AND WARRANTIES


Organizational Status. The Borrower is a corporation duly formed and in good standing under the laws of the State of Minnesota.

Authorization. The execution and delivery of the Documents is within the Borrower's powers, has been duly authorized by the Borrower and does not conflict with any of its organizational documents or any other agreement by which the Borrower is bound, and has been signed by all persons authorized and required to do so under its organizational documents.

Financial Reports. The Borrower has provided the Bank with the Borrower's annual reviewed financial statements dated December 31, 1996 and its interim financial statement dated August 31, 1997, and these statement fairly represent the financial condition of the Borrower as of their respective dates and were prepared in accordance with generally accepted accounting principles consistently applied.

Litigation. There is no litigation or governmental proceeding pending or threatened against the Borrower which could have a material adverse effect on the Borrower's financial condition or business.

Taxes. The Borrower has paid when due all federal, state and local taxes.

No Default. There is no event which is, or with notice or the lapse of time would be, an event of default under this Agreement.

ERISA. The Borrower is in compliance in all material respects with the Employee Retirement Income Security Act of 1974 and has received no notice to the contrary from the Pension Benefit Guaranty Corporation or any related governmental entity.

Environmental Matters. 1) The Borrower is in compliance with all material respects with all health and environmental laws applicable to the Borrower and its operations and knows of no conditions or circumstances that could interfere with such compliance in the future; 2) the Borrower has obtained all environmental permits and approvals required by law for the operation of its business; and 3) the Borrower has not identified any "recognized environmental conditions", as that term is defined by the American Society for Testing and Materials in its standards for environmental due diligence, which could subject the Borrower to enforcement action if brought to the attention of appropriate governmental authorities.

                    ACKNOWLEDGMENT AND CONSENT OF GUARANTOR:

The undersigned, Daniel O. Burkes, acknowledges that he has reviewed the terms of the above Agreement and agrees that his personal Guaranty, dated August 19, 1996, will support the borrower's obligations under the Agreement and continue in full force and effect.


Dated:  November 20, 1997
      --------------------------------    -----------------------------------
                                          DANIEL O. BURKES

NORWEST BANK MINNESOTA NORTH,
NATIONAL ASSOCIATION                                      REVOLVING NOTE #450048

================================================================================

$1,500,000.00                                                  November 20, 1997

FOR VALUE RECEIVED, Industrial Rubber Applicators, Inc. (the "Borrower") promises to pay to the order of Norwest Bank Minnesota North, National Association (the "Bank"), at its principal office or such other address as the Bank or holder may designate from time to time, the principal sum of ONE MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($1,500,000.00) or the amount shown on the Bank's records to be outstanding, plus interest (calculated on the basis of actual days elapsed in a 360-day year) accruing each day on the unpaid principal balance at the annual interest rate defined below. Absent manifest error, the Bank's records shall be conclusive evidence of the principal and accrued interest owing hereunder.

This Revolving Note is issued pursuant to a Restated Term Loan and Credit Agreement of even date herewith (the "Agreement") between the Bank and the Borrower and shall replace but not be deemed to satisfy the Existing Revolving Note as defined in the Agreement. The Agreement, and any amendments or substitution thereto, contain additional terms and conditions including default and acceleration provisions. The terms of the Agreement are incorporated into this Revolving Note by reference. Capitalized terms not expressly defined herein shall have the meanings given them in the Agreement.

INTEREST RATE. The principal balance outstanding under this Revolving Note shall bear interest at an annual rate equal to the Base Rate, floating. Base Rate means the rate of interest established by Norwest Bank Minnesota North, National Association, from time to time as its "base" or "prime" rate of interest at its principal office in Hibbing, Minnesota.

REPAYMENT TERMS

INTEREST. Interest shall be payable on the first day of each month, beginning December 1, 1997, or on DEMAND.

PRINCIPAL. Principal, and any unpaid interest, shall be due on DEMAND.

ADDITIONAL TERMS AND CONDITIONS. The Borrower agrees to pay all costs of collection, including reasonable attorneys' fees and legal expenses incurred by the Bank if this Revolving Note is not paid as provided above. The Revolving Note shall be governed by the substantive laws of the State of Minnesota.

WAIVER OR PRESENTMENT AND NOTICE OF DISHONOR. Borrower and any other person who signs, guarantees or endorses this Revolving Note, to the extent allowed by law, hereby waives presentment, demand for payment, notice of dishonor, protest, and any notice relating to the acceleration of the maturity of this Revolving Note.

INDUSTRIAL RUBBER APPLICATORS, INC.

BY:
   ------------------------------
      Daniel O. Burkes

ITS:  President
    -----------------------------

NORWEST BANK MINNESOTA NORTH,
NATIONAL ASSOCIATION                                           TERM NOTE #460006

================================================================================

$388,826.32                                                    November 20, 1997


FOR VALUE RECEIVED, Industrial Rubber Applicators, Inc. (the "Borrower") promises to pay to the order of Norwest Bank Minnesota North, National Association (the "Bank"), at its principal office or such other address as the Bank or holder may designate form time to time, the principal sum of THRE (sic) HUNDRED EIGHT-EIGHT THOUSAND EIGHT HUNDRED TWENTY-SIX AND 32/100 DOLLARS ($388,828.32) or the amount shown on the Bank's records to be outstanding, plus interest (calculated on the basis of actual days elapsed in a 360-day year) accruing each day on the unpaid principal balance at the annual interest rate defined below. Absent manifest error, the Bank's records shall be conclusive evidence of the principal and accrued interest owing hereunder.

This Term Note is issued pursuant to a Restated Term Loan and Credit Agreement of even date herewith (the "Agreement") between the Bank and the Borrower and shall replace but not be deemed to satisfy the 1996 Term Note as defined in the Agreement. The Agreement, and any amendments or substitutions thereto, contain additional terms and conditions including default and acceleration provisions. The terms of the Agreement are incorporated into this Term Note by reference. Capitalized terms not expressly defined herein shall have the meanings given them in the Agreement.

INTEREST RATE. The principal balance outstanding under this Term Note shall bear interest at an annual rate equal to the Base Rate, floating. Base Rate means the rate of interest established by Norwest Bank Minnesota North, National Association, from time to time as its "base" or "prime" rate of interest at its principal office in Hibbing, Minnesota.

REPAYMENT TERMS.

PAYMENT AMOUNT. Principal and interest shall be payable in successive monthly installments of TWENTY THOUSAND NINE HUNDRED AND 00/100 DOLLARS ($20,900.00) beginning on December 20, 1997. The remaining principal balance, plus any accrued interest, shall be fully due and payable on August 20, 1999.

CHANGES IN PAYMENT AMOUNT. Each payment shall be applied as scheduled or as the Bank in its discretion deems appropriate.

PREPAYMENT. The Borrower may prepay this Term Note in full or in part at any time. Each prepayment shall be applied as scheduled or as the Bank in its sole discretion may deem appropriate. Such prepayment shall not excuse the Borrower from making subsequent payments as scheduled above until the indebtedness is paid in full.

ADDITIONAL TERMS AND CONDITIONS. The Borrower agrees to pay all costs of collection, including reasonable attorneys' fees and legal expenses incurred by the Bank if this Term Note is not paid as provided above. This Term Note shall be governed by the substantive laws of the State of Minnesota.

WAIVER OF PRESENTMENT AND NOTICE OF DISHONOR. Borrower and any other person who signs, guarantees or endorses this Term Note, to the extent allowed by law, hereby waives presentment, demand for payment, notice of dishonor, protest, and any notice relating to the acceleration of the maturity of this Term Note.

INDUSTRIAL RUBBER APPLICATORS, INC.

BY:
   ------------------------------

ITS:  President
    -----------------------------